EXHIBIT 99.1

          ERIE FAMILY LIFE REPORTS STRONG THIRD QUARTER 2003 EARNINGS


Erie,  Pa. - October 29, 2003 - Erie Family  Life  Insurance  Company  (Bulletin
Board: ERIF), a member of the Erie Insurance Group, reported an earnings increase for the quarter ended September 30, 2003, to $10.0 million or $1.06 per share, from $0.5 million or $0.05 per share in 2002. Strong increases in policy revenue, net investment income and net realized capital gains contributed to the improvement in results for the third quarter of 2003.

"The continued appeal of our traditional life insurance and annuity products, increases in investment income and the tremendous efforts of our agents and employees have combined to make this an outstanding quarter for Erie Family Life," said Jeffrey A. Ludrof, president and chief executive officer.

Total policy revenue increased 10.5 percent, to $13.6 million in the third quarter of 2003 from $12.3 million during the same period in 2002. Contributing to this growth was an increase in direct life premiums of 13.4 percent to $16.7 million for the quarter ended September 30, 2003, from $14.7 million for the third quarter 2002.

Net investment income increased 14.6 percent to $18.9 million during the third quarter of 2003 from $16.5 million for the same period in 2002. The Company recorded earnings in limited partnerships of $1.4 million in the third quarter of 2003 compared to earnings of $0.2 million during the same period in 2002. Net realized capital gains from the sale of investments totaled $4.9 million in the third quarter of 2003, compared to net realized capital losses of $5.2 million recorded in the same period of 2002.

Benefits to policyholders increased to $6.6 million in the third quarter of 2003 from $6.4 million in the third quarter of 2002. Net death benefits increased
18.6 percent to $4.5 million for the third quarter of 2003 from $3.8 million in the third quarter of 2002. Interest expense incurred on annuity and universal life deposits increased 6.2 percent to $12.6 million in the third quarter of 2003 from $11.9 million for the same period in 2002.

The Company's total assets continue to grow in 2003. Total assets increased to $1.6 billion at September 30, 2003, from $1.4 billion at December 31, 2002.

Erie Family Life Insurance Company is a member company of the Erie Insurance Group that includes the Erie Indemnity Company, Erie Insurance Exchange, Erie Insurance Company, Erie Insurance Company of New York, Flagship City Insurance Company and Erie Insurance Property and Casualty Company.

According to A.M. Best Company, Erie Insurance Group, based in Erie, Pennsylvania, is the 17th largest automobile insurer in the United States based on direct premiums written and the 20th largest property/casualty insurer in the United States based on total lines net premium written. The Group, rated A+ (Superior) by A.M. Best Company, has more than 3.7 million policies in force and operates in 11 states and the District of Columbia. Erie Insurance Group ranks No. 454 among the FORTUNE 500.

News releases and more information about Erie Insurance Group are available at http://www.erieinsurance.com

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: Certain forward-looking statements contained herein involve risks and uncertainties. These statements include certain discussions relating to management fee revenue, cost of management operations, underwriting, premium and investment income volume, business strategies, profitability and business relationships and the Company's other business activities during 2003 and beyond. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "could," "would," "expect," "plan," "intend," "anticipate," "believe," "estimate," "project," "predict," "potential" and similar expressions. These forward-looking statements reflect the Company's current views about future events, are based on assumptions and are subject to known and unknown risks and uncertainties that may cause results to differ materially from those anticipated in those statements. Many of the factors that will determine future events or achievements are beyond our ability to control or predict.


                            STATEMENTS OF OPERATIONS
                  AND FINANCIAL POSITION AND OTHER INFORMATION
                                   WILL FOLLOW

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


ERIE FAMILY LIFE INSURANCE COMPANY
STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)

                                                       Three months ended September 30         Nine months ended September 30
                                                            2003              2002                    2003             2002
                                                       -------------------------------         ------------------------------
                                                               (Unaudited)                               (Unaudited)
  REVENUES:
     Total net policy revenue                            $   13,598       $   12,311                $   41,020     $   38,158
     Net investment income                                   18,932           16,517                    57,358         48,025
     Net realized gains (losses) on investments               4,908           (5,235)                    9,170        (10,878)
     Equity in earnings of limited partnerships               1,394              151                     1,794          3,733
     Other income                                               264              139                       659            560
                                                         ----------       ----------                ----------     ----------
  Total Revenues                                         $   39,096       $   23,883                $  110,001     $   79,598
                                                         ----------       ----------                ----------     ----------

  BENEFITS AND EXPENSES:
     Benefits to policyholders                           $    6,550       $    6,390                $   17,173     $   19,091
     Interest on deposits                                    12,615           11,873                    36,759         34,429
     Amortization of deferred policy
       acquisition costs                                      2,164            1,233                     7,896          5,254
     Commissions, general expenses,
       taxes, licenses and fees                               2,477            3,637                    12,639         11,830
                                                         ----------       ----------                ----------     ----------
  Total Benefits and Expenses                            $   23,806       $   23,133                $   74,467     $   70,604
                                                         ----------       ----------                ----------     ----------

   Income before income taxes                            $   15,290       $      750                $   35,534     $    8,994
     Provision for federal income taxes                       5,306              260                    12,330          3,112
                                                         ----------       ----------                ----------     ----------
  Net Income                                             $    9,984       $      490                $   23,204     $    5,882
                                                         ==========       ==========                ==========     ==========
  Net Income per share                                   $     1.06       $     0.05                $     2.46     $     0.62
                                                         ==========       ==========                ==========     ==========

  Dividends declared per share                           $     0.21       $     0.21                $     0.84     $     0.84
  Number of shares outstanding                                9,450            9,450                     9,450          9,450

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

ERIE FAMILY LIFE INSURANCE COMPANY
STATEMENTS OF FINANCIAL POSITION
(Amounts in thousands, except per share data)

                                                                   September 30         December 31
                                                                       2003                2002
                                                                  --------------      --------------
                                                                   (Unaudited)
ASSETS
  Invested assets:
     Fixed maturities                                             $    1,252,052      $    1,039,367
     Equity securities                                                    64,703              68,749
     Limited partnerships                                                 12,751              16,053
     Other invested assets                                                17,959              17,901
                                                                  --------------      --------------
Total invested assets                                             $    1,347,465      $    1,142,070

     Cash and cash equivalents                                           123,204              97,022
     Other assets                                                        148,339             150,527
                                                                  --------------      --------------
Total assets                                                      $    1,619,008      $    1,389,619
                                                                  ==============      ==============

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
     Annuity and universal life deposits                          $    1,069,462      $      939,226
     Policy reserves and benefits                                        116,713             111,565
     Other liabilities                                                   180,314             114,381
                                                                  --------------      --------------
Total liabilities                                                 $    1,366,489      $    1,165,172
Total shareholders' equity                                        $      252,519      $      224,447
                                                                  --------------      --------------
Total liabilities and shareholders' equity                        $    1,619,008      $    1,389,619
                                                                  ==============      ==============
Book value per share                                              $        26.72      $        23.75

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